UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   July 27, 2020
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On July 27, 2020, First Northern Community Bancorp issued a press release concerning financial results for the 2nd quarter of 2020, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On July 27, 2020, First Northern Community Bancorp issued a press release concerning financial results for the 2nd quarter of 2020, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated July 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2020	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated July 27, 2020

EXHIBIT 99.1

Est. 1910

FIRST NORTHERN BANK

Celebrating 110 Years!

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:        Louise A. Walker July 27, 2020
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Reports
Second Quarter 2020 Net Income of $2.7 Million

Dixon, California - First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $5.4 million, or $0.42 per diluted share, for the six months ended June 30, 2020, compared to net income of $7.4 million, or $0.57 per diluted share, for the six months ended June 30, 2019.

Net income for the quarter ended June 30, 2020 was $2.7 million, or $0.21 per diluted share, compared to net income of $3.4 million, or $0.26 per diluted share for the quarter ended June 30, 2019.

The decrease in net income for the quarter and the six months ended June 30, 2020 was largely driven by an increase in the provision for loan losses due to the effect of the COVID-19 pandemic and a decrease in interest income on loans subject to temporary forbearance relief due to the pandemic, which was partially offset by PPP processing fees recognized.

Total assets at June 30, 2020 were $1.61 billion, an increase of $379.9 million, or 30.8%, compared to June 30, 2019. Total deposits at June 30, 2020 were $1.44 billion, an increase of $346.5 million, or 31.7%, compared to June 30, 2019. Total net loans (including loans held-for-sale) at June 30, 2020 were $981.9 million, an increase of $249.1 million, or 34.0%, compared to June 30, 2019. The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold at June 30, 2020.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “First Northern Bank, like many other banks, had an extremely busy second quarter with the Small Business Administration’s Paycheck Protection Program (PPP) launching on April 3, 2020.  The Bank processed 1,320 PPP loans assisting local small
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businesses during the unprecedented economic uncertainties caused by the coronavirus pandemic.  With approximately $235 million in PPP loans funded and an estimated 24,510 jobs impacted, First Northern Bank’s employees remained focused and resolved to help as many businesses as we possibly could. I was so moved and so proud to see the passion put forth by the Bank’s employees to deliver for our clients and communities.”

First Northern Bank experienced robust growth in loans and deposits during the second quarter primarily as a result of PPP loan production. PPP loan origination fee income recognized during the second quarter totaled $2.0 million which is recognized as a component of interest income.  These PPP loan originations resulted in approximately $7.8 million in SBA processing fees which will be recognized as an adjustment to the effective yield over the loans projected life.  A total of approximately $2 million of PPP processing fees has been recognized in interest income on loans for the three and six months ended June 30, 2020.

First Northern Bank has also continued to actively assist our communities by providing temporary loan relief under Section 4013 of the Coronavirus Aid, Relief and Economic Security (‘CARES’) Act to customers who have been negatively impacted by COVID-19. This relief included loan modifications which included temporary forbearance programs (both full payment deferrals and interest only payments). The amount of loans that have been provided temporary forbearance relief totaled approximately $94.2 million as of June 30, 2020. For loans that were provided full payment deferrals, the Bank has made a policy election to cease recognizing interest income during the terms of the payment suspension. Upon completion of the payment forbearance period, the foregone interest will be capitalized as deferred revenue and recognized as a yield adjustment over the remaining loan term. Loans on interest-only plans continued to accrue interest income as loan payments continued over the course of the forbearance period. Of the $94.2. million in total forbearances, approximately $82.7 million were provided full payment deferrals for terms ranging from three to six months, which resulted in the loss of interest income of approximately $0.9 million for the three and six months ended June 30, 2020, which partially offsets the recognition of PPP loan origination fee income previously discussed.

First Northern also provided accommodations to further assist our loan and deposit customers during this challenging time, including: the waiver of non-sufficient funds fees, late fees on loans, as well as early withdrawal fees for certificates of deposit. The impact of these waivers is included within non-interest income. Largely offsetting the impact of these waivers were increased gains on sales of mortgage loans due to increased mortgage origination volumes as a result of the recent decline in interest rates and uptick in refinancing activity.

Given these unprecedented times First Northern set aside $1.5 million and $0.8 million in loan loss provision for the six and three months ended June 30, 2020, compared to nil for the same periods last year. The Bank continues to closely monitor economic conditions and statistics and build our loan loss reserve given the deterioration of economic conditions and significant ongoing economic uncertainty due to the continued impacts of the COVID-related shutdowns within the markets we serve.

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In the May 2020 issue of American Banker magazine, First Northern Bank was ranked #99 in a list of the Top 200 Community Banks in the nation.  This ranking is up from American Banker’s 2019 Top 200 list, where First Northern was at #137.  The annual ranking is for community banks with less than $2 billion in assets and a strong three-year average return on average equity.  First Northern Bank was among only a handful of Northern California-based banks to make the grade.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended March 31, 2020 (www.veribanc.com) and www.bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s responses to the coronavirus pandemic including relief for Bank customers and accommodations for loan and deposit customers, and  the potential impacts of COVID-19 on economic conditions, the Company’s loan loss reserve and the markets the Company serves,  and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Given the many challenges and uncertainties resulting from the coronavirus pandemic, such as the extent and duration of the impact on public health, the U.S. and California economies, financial markets and consumer and corporate customers and clients, including economic activity, employment levels and market liquidity, and on our business, results of operation and financial condition, as well as the various actions taken in response to the challenges and uncertainties by governments, regulatory agencies and others, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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